Exhibit 5.1

January 14, 2014 Page 1

Exhibit 5.1

January 14, 2014

QR Energy, LP

1401 McKinney Street, Suite 2400

Houston, Texas 77010

Ladies and Gentlemen:

We have acted as counsel for QR Energy, LP, a Delaware limited partnership (the “Partnership”) and certain of its subsidiaries with respect to the preparation of the Registration Statement on Form S-3 (the “Registration Statement”) filed on the date hereof with the Securities and Exchange Commission (the “Commission”) in connection with the registration by the Partnership under the Securities Act of 1933, as amended (the “Securities Act”), of the offer and sale by the Partnership from time to time, pursuant to Rule 415 under the Securities Act, of:

(1) common units representing limited partnership interests in the Partnership (the “Common Units”);

(2) preferred units representing limited partnership interests in the Partnership (the “Preferred Units”);

(3) debt securities, which may be co-issued by QRE Finance Corporation, a Delaware corporation (“Finance Corp”), in one or more series, consisting of notes, debentures or other evidences of indebtedness (the “Debt Securities”); and

(4) guarantees (the “Guarantees”) of the Debt Securities by QRE Operating, LLC, a Delaware limited liability company and a subsidiary of the Partnership, listed in the Registration Statement as a guarantor (the “Guarantor”).

The Common Units, Debt Securities, Preferred Units and Guarantees are collectively referred to herein as the “Securities.” We have also participated in the preparation of the Prospectus (the “Prospectus”) contained in the Registration Statement to which this opinion is an exhibit. Capitalized terms not defined herein shall have the meanings ascribed to them in the Prospectus.

We have examined the Registration Statement, including the Prospectus, the form of Senior Indenture (the “Senior Indenture”) filed as an exhibit to the Registration Statement, the form of Subordinated Indenture (the “Subordinated Indenture,” together with the Senior Indenture, the “Indentures”) filed as an exhibit to the Registration Statement, the First Amended and Restated Agreement of Limited Partnership of the Partnership, as amended (the “Partnership Agreement”), the Certificate of Limited Partnership filed with the Secretary of State of Delaware pursuant to the Delaware

Vinson & Elkins LLP Attorneys at Law	First City Tower, 1001 Fannin Street, Suite 2500
Abu Dhabi Austin Beijing Dallas Dubai Hong Kong Houston London	Houston, TX 77002-6760
Moscow New York Palo Alto Riyadh Shanghai Tokyo Washington	Tel +1.713.758.2222 Fax +1.713.758.2346 www.velaw.com

January 14, 2014 Page 2

Revised Uniform Limited Partnership Act in connection with the formation of the Partnership, other formation documents and agreements, as applicable, of Finance Corp and the Guarantor and such other documents as we have deemed necessary or appropriate for purposes of this opinion. In addition, we have reviewed certain certificates of officers of the general partner of the Partnership and of public officials, and we have relied on such certificates with respect to certain factual matters that we have not independently established.

In connection with this opinion, we have assumed that:

(i) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective;

(ii) a Prospectus Supplement will have been prepared and filed with the Commission describing the Securities offered thereby;

(iii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate Prospectus Supplement;

(iv) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Partnership and the other parties thereto; and

(v) any Securities issuable upon conversion, exchange or exercise of any Security being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise.

Based upon and subject to the foregoing, we are of the opinion that:

(1) With respect to the Common Units, when (i) the Partnership has taken all necessary action to approve the issuance of such Common Units, the terms of the offering thereof and related matters and (ii) the Common Units have been issued and delivered in accordance with the terms of the applicable definitive purchase, underwriting or similar agreement approved by the Partnership upon payment of the consideration thereof or provided for therein, then the Common Units will be validly issued, fully paid and non-assessable.

(2) With respect to the Preferred Units, when (i) the Partnership has taken all necessary action to approve the issuance of such Preferred Units, the terms of the offering thereof and related matters and (ii) the Preferred Units have been issued and delivered in accordance with the terms of the applicable definitive purchase, underwriting or similar agreement approved by the Partnership upon payment of the consideration thereof or provided for therein, then the Preferred Units will be validly issued, fully paid and non-assessable.

Vinson & Elkins LLP Attorneys at Law	First City Tower, 1001 Fannin Street, Suite 2500
Abu Dhabi Austin Beijing Dallas Dubai Hong Kong Houston London	Houston, TX 77002-6760
Moscow New York Palo Alto Riyadh Shanghai Tokyo Washington	Tel +1.713.758.2222 Fax +1.713.758.2346 www.velaw.com

January 14, 2014 Page 3

(3) With respect to the Debt Securities and the Guarantees, when (i) the Indentures have been duly qualified under the Trust Indenture Act of 1939, as amended; (ii) the Partnership, Finance Corp and the Guarantor have taken all necessary action to approve the issuance and terms of such Debt Securities and Guarantees, as applicable, the terms of the offering thereof and related matters; and (iii) such Debt Securities and Guarantees have been duly executed, authenticated, issued and delivered in accordance with the provisions of the applicable Indenture and the applicable definitive purchase, underwriting or similar agreement approved by the Partnership, Finance Corp and the Guarantor upon payment of the consideration thereof or provided for therein, such Debt Securities and Guarantees will be legally issued and will constitute valid and legally binding obligations of the Partnership, Finance Corp and the Guarantor, as applicable, enforceable against the Partnership, Finance Corp and the Guarantor, as applicable, in accordance with their terms, except as such enforcement may be subject to (x) any applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or other law relating to or affecting creditors’ rights and remedies generally and general principles of equity (regardless of whether such principles are considered in a proceeding in equity or at law) and (y) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.

The opinions expressed herein are qualified in the following respects:

(1) We have assumed, without independent verification, that the certificates for the Common Units will conform to the specimens thereof examined by us and will have been duly countersigned by a transfer agent and duly registered by a registrar of the Common Units.

(2) We have assumed, without independent verification, that the certificates for the Preferred Units will conform to the specimens thereof examined by us and will have been duly countersigned by a transfer agent and duly registered by a registrar of the Preferred Units.

(3) We have assumed that (i) each document submitted to us for review is accurate and complete, each such document that is an original is authentic, each such document that is a copy conforms to an authentic original and all signatures on each such document are genuine and (ii) each certificate from governmental officials reviewed by us is accurate, complete and authentic, and all official public records are accurate and complete.

(4) We express no opinions concerning (i) the validity or enforceability of any provisions contained in the Indentures that purport to waive or not give effect to the rights to notices, defenses, subrogation or other rights or

Vinson & Elkins LLP Attorneys at Law	First City Tower, 1001 Fannin Street, Suite 2500
Abu Dhabi Austin Beijing Dallas Dubai Hong Kong Houston London	Houston, TX 77002-6760
Moscow New York Palo Alto Riyadh Shanghai Tokyo Washington	Tel +1.713.758.2222 Fax +1.713.758.2346 www.velaw.com

January 14, 2014 Page 4

benefits that cannot be effectively waived under applicable law; or (ii) the enforceability of indemnification provisions to the extent they purport to relate to liabilities resulting from or based upon negligence or any violation of federal or state securities or blue sky laws.

(5) This opinion is limited in all respects to federal laws, the laws of the State of New York, the Delaware Limited Liability Partnership Act and the Constitution of the State of Delaware, as interpreted by the courts of the State of Delaware and of the United States.

We hereby consent to the references to this firm under the caption “Legal Matters” in the Prospectus and to the filing of this opinion as an Exhibit to the Registration Statement. By giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission issued thereunder.

Very truly yours,

/s/ Vinson & Elkins L.L.P.

Vinson & Elkins LLP Attorneys at Law	First City Tower, 1001 Fannin Street, Suite 2500
Abu Dhabi Austin Beijing Dallas Dubai Hong Kong Houston London	Houston, TX 77002-6760
Moscow New York Palo Alto Riyadh Shanghai Tokyo Washington	Tel +1.713.758.2222 Fax +1.713.758.2346 www.velaw.com